Exhibit 99.1

Health Systems Solutions, Inc. Announces
Appointment of New Chief Financial Officer

TAMPA, Fla.--(BUSINESS WIRE)--Health Systems Solutions, Inc. (OTCBB:HSSO - News) announced that its Board of Directors has appointed Michael G. Levine as its new Chief Financial Officer and Executive Vice President. Mr. Levine will replace Susan Baxter Gibson, who resigned effective July 27, 2007. Mr. Levine will assume his new role effective September 1, 2007.

Since August 2000, Mr. Levine has worked at IDT Telecom, the principal subsidiary of IDT Corporation, an NYSE-listed telecommunications and technology company. In his most recent position, Mr. Levine was Executive Vice President, responsible for the finance, business development and mergers and acquisitions functions. Prior to IDT, Mr. Levine worked at HSBC Bank USA where he headed the proprietary mergers and acquisitions group. Mr. Levine previously had the same position at Republic New York Corporation, which was acquired by HSBC in December 1999, and was also head of investor relations for Republic at the time of the acquisition. Mr. Levine has also worked for TIAA-CREF as a securities analyst and PaineWebber as an analyst in their investment banking division. Mr. Levine holds a B.S. from the State University of New York at Buffalo and has an MBA from the Wharton School at the University of Pennsylvania.

“I am very excited that we were able to attract a seasoned executive of the caliber of Mike Levine. Mike’s experience in telecommunications, technology and banking make him the ideal candidate for this role, said Stan Vashovsky, HSS’s recently appointed Chairman and CEO. “He understands what it takes to grow a company, yet has the financial discipline to make sure that our strategy fits the best long-term interests of our shareholders.”

“There is a great opportunity before us. I believe and share in Stan Vashovsky’s vision of what HSS can achieve, and am excited to join the team and help lead HSS to the next level,” said Mr. Levine.

About Health Systems Solutions, Inc.

HSS, through its wholly owned subsidiaries, designs, develops, markets, sells and supports both licensed and web-based, management information and business intelligence information technology systems and related services. These products are designed to assist home health care companies more effectively manage the daily clinical, operational and financial aspects of their business and to compete effectively in the Medicare, Medicaid, private pay and managed care environments. HSS offers several comprehensive software solutions including HSS Advantage, HSS Analyzer, HSS VividNet and HSS VividCare.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, continued and increased demand for our products and services, general economic conditions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in Health System Solution Inc.’s periodic filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:
For more information on HSS:
Health Systems Solutions, Inc.

Virginia Tomic, 813-282-3303
VP of Product Management and Marketing
Virginia.Tomic@HSSonline.net
OR
For more information, investors only:
American Capital Ventures, Inc.

Howard Gostfrand, 305-918-7000
hg@amcapventures.com